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                                                                EXHIBIT 10(X)(3)




                                TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019


                                                               November 18, 1996

Houston Industries Incorporated (the "Stockholder")
1111 Louisiana
Houston, TX 77002

                 Re: Certain Amendments and Agreements
Dear Sirs:

         Reference is made to (i) the Registration Rights Agreement dated as of July 6, 1995 (as amended from time to time, the "Registration Rights Agreement"), among Time Warner Companies Inc., formerly named Time Warner Inc. ("Buyer") and the Stockholder, (ii) the Stockholder's Agreement dated as of July 6, 1995 (as amended from time to time, the "Stockholder's Agreement"), among Buyer and the Stockholder and (iii) the Agreement and Plan of Merger dated as of January 26, 1995 (as amended from time to time, the "Merger Agreement"), among Buyer, KBLCOM Incorporated, Houston Industries Incorporated and TW KBLCOM Acquisition Corp. Capitalized terms used but not defined in any of the numbered paragraphs of this letter agreement have the meanings assigned thereto in the applicable agreement referred to in such numbered paragraph (as it may be amended by this letter agreement).

         This letter agreement is being entered into in connection with Buyer's acquisition of Turner Broadcasting System, Inc. ("TBS"), in which Buyer and TBS have merged (the "Holding Company Transaction") with separate subsidiaries of Time Warner Inc., formerly named TW Inc. (the "Holding Company").

         As part of the Holding Company Transaction, the Holding Company has issued a share of Series D Convertible Preferred Stock, par value $0.10 per share (the "Holdco Preferred Stock"), in exchange for each outstanding share of Buyer Preferred Stock, par value $1.00 per share (the "Buyer Preferred Stock"), and one share of common stock, par value $.0l per share, of the Holding Company in exchange for each outstanding share of common stock, par value $1.00 per share, of Buyer. The Holdco Preferred Stock has terms which are the same as those of the Buyer Preferred Stock (other than being convertible for the common stock of the Holding Company rather than the common stock of Buyer).

         Effective as of the execution of this Agreement, the following agreements shall be amended as provided below:

1. Registration Rights Agreement. In as much as the Holding Company Transaction resulted in the Stockholder receiving capital stock of the Holding Company in exchange for capital stock of Buyer in a transaction that was registered under the Securities Act of 1933, the parties have
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concluded that the Registration Rights Agreement is no longer necessary.
Accordingly, the Registration Rights Agreement is hereby terminated.

2. Stockholder's Agreement. The Stockholder's Agreement shall be amended as follows:

         a. The following definitions shall be amended and restated as follows:

                 "Parent" means Time Warner Inc., a Delaware corporation, which was formerly named TW Inc. and is the public holding company of Old Time Warner as a result of the Holding Company Transaction.

                 "Parent Common Stock" means the common stock, par value $.01 per share, of Parent.

                 "Parent Series D Preferred Stock" means the Series D Convertible Preferred Stock, par value $0.10 per share, of Parent.

                 "Parent Stock" means the Parent Common Stock and the Parent Series D Preferred Stock.

         b.      The following definitions shall be added:

                 "Certificate of Designations" means the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series D Convertible Preferred Stock of Parent as filed with the Secretary of State of the State of Delaware pursuant to
                 Section 151 of the DGCL.

                 "Holding Company Transaction" means the mergers of Old Time Warner and Turner Broadcasting System, Inc. ("TBS") with separate subsidiaries of the Company pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (as amended prior to October 10, 1996), among Old Time Warner, Parent, Time Warner Acquisition Corp., TW Acquisition Corp. and TBS.

                 "Old Time-Warner" means the corporation known immediately prior to the Holding Company Transaction as Time Warner Inc., a Delaware corporation (which was renamed Time Warner Companies Inc. as part of the Holding Company Transaction).

         c.      Section 2.02 shall be amended and restated as follows:

                          SECTION 2.02. Restrictions on Transfer. (a) Subject to paragraph (b) of this Section 2.02, the Stockholder agrees that it shall not (and shall use commercially
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                 reasonable efforts to cause its Affiliates not to), without the prior written consent of the board of directors of Parent, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any securities of Parent, or any rights or options to acquire such securities, in a transaction or series of related transactions with a third party where the senior executives of Stockholder, at the time the Stockholder agrees to make (or if earlier with respect to a particular third party, at the time it acquires the right to make) such disposition, know, or after reasonable inquiry should have known, that such third party would, after giving effect to such transaction (including the exercise of any option or right that is the subject of the transaction), beneficially own directly or indirectly more than 5% of the aggregate Voting Power of all classes and series of Voting Securities of Parent that vote together as a single class on matters on which holders of Parent Common Stock are entitled to vote.

                 (b) Without limiting the generality of Section 2.02(a), the restrictions of Section 2.02(a) shall in no event be applicable to (i) any disposition pursuant to a firm commitment underwriting of securities conducted in a manner designed to effect a broad distribution of securities, (ii) a transaction that complies with the volume and manner of sale provisions of Rule 144(e) and (f) as in effect on the date hereof, (iii) a distribution or exchange offer by Stockholder that is intended in good faith to be reasonably available to all holders of Stockholder's equity securities or all holders of its common equity securities, (iv) any disposition pursuant to a bona fide pledge to a financial institution as security for money borrowed or the foreclosure of any such pledge, (v) any disposition pursuant to the terms of any tender or exchange offer for Voting Securities of Parent approved by the board of directors of Parent, (vi) any disposition to an Affiliate of the Stockholder that agrees in writing substantially in the form of Annex I hereto to be bound by the terms of this Section 2.02, (vii) any transfer of Voting Securities of Parent to Parent, (viii) transactions by one or more employee benefit plans (or trusts for such plans) of Stockholder and its Subsidiaries, provided that all decisions whether to purchase or sell Voting Securities of Parent are made by Persons independent of Stockholder and its Affiliates, (ix) shares of Parent Common Stock held by individuals that are Affiliates of the Stockholder within the limits set forth in clause (vii) of the last sentence of Section 2.01, (x) any shares of Parent Common Stock issued to the Stockholder pursuant to Section 8.01(g)(iii) of the Merger Agreement and (xi) any shares of Parent Common Stock issued to the Stockholder pursuant to
                 Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on Parent Preferred Stock. Except as set forth in the immediately preceding sentence, no transferee will be required to be bound by this Agreement.

                 (c) For purposes of this Section 2.02, all determinations of the total number of outstanding shares of Parent Common Stock or the total number of
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                 outstanding Voting Securities of Parent shall be made on the basis of Parent's most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, as applicable.

         d. Upon the Stockholder's surrender to Parent of its certificates for shares of Parent Stock (as defined in the Stockholder's Agreement prior to these amendments) issued pursuant to the Merger Agreement, Parent shall deliver to the Stockholder certificates for the same number and type of shares of Parent Stock without the legend referred to in Section 3.01(b) of the Stockholder's Agreement (as in effect prior to the amendments effected hereby), but which shares shall otherwise comply with the provisions of the Stockholder's Agreement as amended hereby.

         e. Sections 3.01(b), (d) and (e) of the Stockholder's Agreement shall be deleted in their entirety and Sections 3.01 (c) and (f) shall be redesignated as Sections 3.01(a) and (b) and shall be amended and restated as follows:

         SECTION 3.01. Legends on Certificates for Parent Stock.

                 (a) The Stockholder agrees that each certificate for shares of Parent Stock (other than shares of Parent Common Stock issued to the Stockholder pursuant to (i) Section 8.01(g)(ii) of the Merger Agreement or (ii)
Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on the Parent Preferred Stock) issued to or held (directly or indirectly, including through a nominee) by a Person that is subject to the provisions of this Agreement shall bear the following legend:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER'S AGREEMENT DATED AS OF JULY 6, 1995, AS AMENDED BY LETTER DATED NOVEMBER 18, 1996 (AS SO AMENDED, THE "STOCKHOLDER'S AGREEMENT"), BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE STOCKHOLDER'S AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE STOCKHOLDER'S AGREEMENT.

                 (b) Parent shall deliver new certificates for the Parent Preferred Stock and shares of Parent Common Stock without the legend specified by paragraph (a) of this Section 3.01, (x) after the termination of this Agreement (other than the covenants and agreements of this Article III) and (y) in connection with any transaction not prohibited by Section 2.02. In the case of a transaction covered by the foregoing clause (y), the Stockholder shall upon request provide a certificate signed by an executive officer (i) certifying as to the Stockholder's compliance with the condition specified in such clause and (ii) setting forth the basis therefor.





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         f.      The form of Annex I hereto shall be deemed to constitute Annex
I to the Stockholder's Agreement.

         g. The Holding Company shall become a party to the Stockholder's Agreement and hereby agrees to assume the rights and obligations of Old Time Warner thereunder; provided, however, that Old Time Warner shall remain a party thereto and remain bound by all its obligations thereunder.

3.       Merger Agreement.  The Merger Agreement shall be amended as follows:

         a.      The following definitions shall be added:

                 "Holding Company" means Time Warner Inc., a Delaware corporation, which was formerly named TW Inc. and is the public holding company of Buyer as a result of the Holding Company Transaction.

                 "Holding Company Common Stock" means the Common Stock, par value $.01 per share, of the Holding Company.

                 "Holding Company Transaction" means the mergers of Buyer and Turner Broadcasting System, Inc. ("TBS") with separate subsidiaries of the Holding Company pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (as amended prior to October 10, 1996), among Buyer, the Holding Company, Time Warner Acquisition Corp., TW Acquisition Corp. and TBS.

         b.      Section 8.01(g)(ii) shall be amended to read as follows:

                                  (ii)     The amount payable by the Indemnity
                 Obligor to an Indemnified Party with respect to a Loss shall be reduced by the amount of any insurance proceeds received by the Indemnified Party with respect to the Loss, and each of the parties hereby agrees to use its best efforts to collect any and all insurance proceeds to which it may be entitled in respect of any Loss. Any amount payable by Parent as an Indemnity Obligor shall, at the option of Parent, be paid either in cash or by delivering Holding Company Common Stock of equal value calculated on the basis of the Current Market Price as of the date such payment is made. If reasonably required by Stockholder, any such payment by Parent shall be made in shares of Holding Company Common Stock, valued as provided in the preceding sentence. For purposes of this section the definition of the term "Current Market Price" shall be deemed to refer to Holding Company Common Stock, rather than Parent Common Stock.





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         c.      The Holding Company shall become a party to the Merger
Agreement, and shall agree to be bound thereby, for the sole purpose of ensuring that the obligations of Parent under Article X thereof are performed as set forth in said Article X.

4. No Other Amendment. Except as expressly amended by this letter agreement, the Stockholders Agreement and the Merger Agreement shall in all respects be ratified and confirmed and the terms of each thereof (as so expressly amended) shall remain in full force and effect in accordance with their terms.


5. Governing Law; Counterparts; Entire Agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that State (other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby). This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This letter agreement and the agreements expressly referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

                 Please indicate your agreement to the foregoing terms of this letter agreement by executing it in the applicable space provided below and returning it to us.


                                Sincerely,

                                TIME WARNER, INC.,

                                        by        /s/ Spencer B. Hays
                                           ------------------------------------
                                        Name:
                                        Title:

                                TIME WARNER COMPANIES INC.,


                                        by        /s/ Spencer B. Hays
                                           ------------------------------------
                                        Name:
                                        Title:

                                TW/KBLCOM INC.
                                (formerly named KBLCOM
                                INCORPORATED),





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                                        by        /s/ Spencer B. Hays
                                           ------------------------------------
                                         Name:
                                         Title:

Accepted and agreed to
as of the date first written
above:

HOUSTON INDUSTRIES INCORPORATED,
by       /s/ Stephen W. Naeve
  -----------------------------
  Name:
  Title:





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                                                                         ANNEX I



                            FORM OF LETTER AGREEMENT

Time Warner Inc.
Time Warner Companies, Inc.
75 Rockefeller Plaza
New York, NY 10019

Houston Industries Incorporated
1111 Louisiana
Houston, TX 77002

Ladies and Gentlemen:

                 Reference is made to the Stockholder's Agreement dated as of July 6, 1995, as amended (the "Stockholder's Agreement"), by and among Time Warner Inc., formerly TW Inc., Time Warner Companies, Inc., and Houston Industries Incorporated. Capitalized terms used but not defined herein are used as defined in the Stockholder's Agreement.

                 In consideration of the assignment by
[Stockholder] to ________________________  ("Assignee") of _____________ shares of Parent Common Stock and/or ____________ shares of Parent Preferred Stock on _____________, 19___, Assignee hereby agrees to be bound by the provisions of the Stockholder's Agreement applicable to Stockholder with respect to such Parent Stock as fully as if it were the Stockholder signatory thereto.

Dated: ___________________


                                        _______________________________________

                                        By:
                                            ___________________________________
                                            Name:
                                            Title: